EXHIBIT 23.0--CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference on page 34 in this Annual Report (Form 10-K) of our report dated February 20, 1998 included in the 1997 Annual Report to Shareholders of Inter-Tel, Incorporated.

         Our audit also included the financial statement schedule of Inter-Tel, Incorporated listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based upon our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in Registration Statement (Form S-3 No. 33-58161), Registration Statement (Form S-3 No. 33-61437), Registration Statement (Form S-3 No. 333-01735), Registration Statement (Form S-3 No. 333-12433), Registration Statement (Form S-3 No. 333-39221), Registration Statement (Form S-8 No. 2-94805), Registration Statement (Form S-8 No. 33-40353), Registration Statement (Form S-8 No. 33-73620) and in Registration Statement (Form S-8 No. 333-41197) of our report dated February 20, 1998, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Inter-Tel, Incorporated.



Phoenix, Arizona                            /S/  ERNST & YOUNG LLP
March 27, 1998